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                                                                   EXHIBIT 10.48


               ARIS CORPORATION PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the "Agreement") is between ARIS
Corporation ("ARIS") and The Gates Rubber Company,   ("Client").


1.  SERVICES
    ARIS Corporation will provide to Client the Services specified in ARIS work orders or Client purchase orders from time to time made a part of this Agreement. To the extent that the terms and conditions on the back of any ARIS work order or any customer purchase order conflict with or are inconsistent with the terms and conditions of the Agreement, the terms and conditions of this Agreement shall control.

2.  FEES FOR SERVICES AND TERMINATION
    Unless otherwise specified in the applicable Work Order, Services shall be provided to Client on a time and material basis ("T&M"). Rates must be specified on the attached Rate Structure or on a standard Work Order. If a dollar limit is stated in the applicable Work Order, the limit shall be deemed an estimate for Client's budgeting and ARIS' resource scheduling purposes; after the limit is expended, ARIS will continue to provide the Services on a T&M basis if a Work Order for continuation of the Services is signed by the parties. Unless otherwise stated in a Work Order, any Work Order may be terminated by providing to ARIS 14 days written notice of such termination.

3.  INCIDENTAL EXPENSES
    Unless otherwise stated in the Work Order, Client shall reimburse ARIS for reasonable travel, communications, and out-of-pocket expenses incurred in conjunction with the services.

4.  INVOICING AND PAYMENT
    ARIS shall invoice Client semi-monthly, unless otherwise expressly specified in a Work Order. Charges shall be payable thirty (30) days from the date of invoice and shall be deemed overdue if they remain unpaid thereafter. All overdue invoices are subject to an interest charge of 1.5% per month.

5.  TAXES
    The charges do not include taxes. If ARIS is required to pay any federal, state, or local taxes based on the Services provided under this Agreement, the taxes shall be billed and paid by Client; this shall not apply to taxes based on ARIS' income.

6.  TERM
    This Agreement shall commence on its Effective Date and terminate one year later. This Agreement may be renewed for additional one (1) year terms by mutual written agreement of the parties. Client may terminate this Agreement at any time by providing ARIS with at least 30 days written notice. Any work order or purchase order outstanding at the time of termination shall continue to be governed by this Agreement as if it had not been terminated. Upon termination, ARIS shall deliver to Client: all documents, plans, data, drawings or papers originally provided by Client to ARIS which relate in any way to the Services and all work product produced for Client, whether complete or in process.

7.  WARRANTY
    ARIS warrants that the Services will be performed consistent with generally accepted industry standards.

8.  LIMITATIONS ON WARRANTY
    CLIENT MUST REPORT ANY DEFICIENCIES IN THE SERVICES TO ARIS IN WRITING WITHIN THIRTY (30) DAYS OF COMPLETION OF THE SERVICES IN ORDER TO RECEIVE WARRANTY REMEDIES; PROVIDED, HOWEVER, THAT THE WARRANTY PERIOD SHALL BE
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    EXTENDED TO ONE HUNDRED AND EIGHTY (180) DAYS OF COMPLETION OF THE SERVICES
    FOR ANY LATENT DEFICIENCIES WHICH ARE NOT REASONABLY DISCOVERABLE WITHIN SUCH THIRTY (30) DAY PERIOD. THE WARRANTY HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS SET FORTH IN PARAGRAPH 9 OF THIS AGREEMENT.

9.  EXCLUSIVE REMEDY
    For any breach of the above warranty, Client's exclusive remedy, and ARIS' entire liability, shall be the reperformance of the Services. If ARIS is unable to reperform the Services as warranted, Client shall be entitled to recover the fees paid to ARIS for the deficient services. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM THEIR PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO CLAIMS FOR LOST PROFITS OR OTHER ECONOMIC DAMAGES.

10. RELATIONSHIP BETWEEN THE PARTIES
    ARIS is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation for its employees as well as general liability insurance.

11. AUTHORITY TO ENTER INTO AGREEMENT
    Each party to this Agreement has the authority to enter into and form this Agreement. The individuals signing the Agreement have the authority to act as agents of their respective organizations. Each party acknowledges that they have read this Agreement and will abide by it.

12. FORCE MAJEURE
    Neither party will be considered to be in default of this agreement as a result of events beyond their reasonable control. For purposes of this Agreement, such acts shall include, but are not limited to, acts of God, catastrophe, or other "force majeure" events beyond the parties' reasonable control. If any delay in performance due to force majeure continues for a period of thirty (30) days or more, either party shall have the right to terminate this Agreement immediately upon written notice.
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13. ASSIGNMENT OF CONTRACT
    The Client may not assign the Agreement or its responsibility for payments to any organization, except to a successor in interest, without written approval by ARIS. ARIS may not assign its responsibilities for performance under the Agreement to any organization without written approval of the Client.

14. HOLD HARMLESS; INDEMNITY
    Client asserts it possesses all the rights and interests in the licensed software necessary to enter into this agreement, and shall indemnify and hold ARIS, its agents and employees harmless from any loss, damage or liability for infringement of any United States patent right or copyright with respect to the use of the licensed software; provided that Client is notified in writing within ten calendar days of suit or claim against ARIS, that ARIS permits Client to defend, compromise or settle said claim of infringement and give Client all available information, assistance and authority to enable Client to do so, provided ARIS fully observes all terms and conditions of this Agreement.

15. CONFIDENTIALITY AND NON-DISCLOSURE
    Except as legally required, the parties agree that neither party shall directly or indirectly disclose or use any Confidential Information without prior written permission from the other party for a period of five (5) years from the date of any termination or expiration of this Agreement.

    "Confidential Information" means any type of confidential or proprietary information or material disclosed to or known by the recipient of such information ("Recipient") as a consequence of or through its relationship with the party disclosing such information, and consisting of information conceived, originated, discovered, or developed in whole or in part by Recipient, which is not part of the public domain or otherwise generally available to the Recipient from independent sources, including but not limited to information which relates to research, development, trade secrets, know-how, inventions, technical data, hardware, software, source codes, object codes, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling, business labs or strategies, and information entrusted by third parties to the party disclosing such information.

16. NONSOLICITATION OF EMPLOYEES
    During the period that this Agreement is in effect and for a period of six
    (6) months after termination or expiration thereof, each party agrees not to solicit for employment any technical or professional employees of the other party assigned to work on the Project without the prior written approval of the other party.

17. INDEMNITY
    Each party agrees to defend, indemnify and hold harmless the other from and against any and all losses or injuries that either may incur (both personal and property, including deaths) as a result of the other party's negligence, intentional acts, or its performance under this Agreement. The provisions of this indemnification, however, shall not apply to losses or injuries incurred by one party which arise out of such party's, its employees' or agents' sole negligence.

18. SURVIVAL OF RIGHTS
    The rights and responsibilities of sections 14, 15, and 16 shall survive the termination of this Agreement.

19. SEVERABILITY
    All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provision.

20. GOVERNING LAW; ATTORNEY'S FEES; VENUE
    In the event of a dispute over this Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs from the breaching party. The parties agree that any dispute arising out of or relating to this
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    Agreement shall be resolved in accordance with the procedures specified in this section, which shall be the sole and exclusive procedures for the resolution of disputes. The parties shall attempt in good faith to resolve any disputes arising out of or relating to this Agreement promptly by negotiation between executives who have the authority to settle the controversy. If the matter has not been resolved within sixty (60) days of the party's request for negotiation, either party may initiate mediation by notifying the other party in writing. The decision to mediate shall be binding upon the parties. Mediation shall take place under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panels of Neutrals, with the assistance of CPR. Mediation shall take place in King County, Washington under Washington law, if Client initiates the request for mediation and shall take place in Denver, Colorado, under Colorado law if ARIS initiates the request for mediation. Unless the parties otherwise agree in writing, if the matter has not been resolved by mediation within sixty (60) days of the decision to mediate, either party may initiate litigation upon ten (10) days written notice to the other party.

21. INSURANCE
    During the term of this Agreement, ARIS shall maintain at its expense at least the following insurance, covering activities performed under and contractual obligations undertaken in this Agreement:

    Coverage               Limits

    Worker Compensation    Statutory

    Employer's Liability   $1,000,000 each
                           occurrence

    Public Liability       $1,000,000 combined
    (bodily injury and property single limit damage)

    Automobile Liability   $1,000,000 combined
    (bodily injury and property single limit damage)

    ARIS shall provide Client with a certificate of insurance from its insurance company or companies demonstrating the coverages required hereunder and naming Client as an additional insured.

22. OWNERSHIP OF MATERIALS
    All data, maps, plans, specifications, drawings or other Client-furnished property shall remain the exclusive property of Client. ARIS agrees that such property will be used for no purpose other than for work for Client under this Agreement. ARIS shall sign and deliver a written itemized receipt for all such property and shall be responsible for its safekeeping. Upon conclusion of the Services hereunder, such property and copies thereof shall be returned to Client.

    Client shall have complete and unrestricted right of ownership to all inventions, materials, programs and documents prepared by ARIS in connection with its performance of the Services or prepared by Client in connection with this project. Said inventions, materials, programs and documents are to be the property of Client, whether patented or patentable, and are not to be used for the benefit of ARIS or any third party without the prior written consent of Client. Any work performed hereunder is considered Confidential Information as described in this Agreement. This section shall survive the termination of this Agreement.

23. PUBLICITY
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    No media releases, public announcements and public disclosures by ARIS or its respective employees or agents relating to this Agreement and the Services hereunder shall be issued by ARIS without the prior written approval of Client. Any inquiry which ARIS may receive from third parties concerning this Agreement will be referred to Client for response.

    Any technical paper, article, publication, or announcement of advances generated in connection with the Services under this Agreement, during the period of performance of the Agreement or in the future, shall require Clients' prior written approval.

24. NOTICES
    All notices given hereunder shall be in writing and shall be delivered in person or sent certified or registered mail, return receipt requested, with postage prepaid, to the parties at the following addresses (or to such other or further addresses as the parties may hereafter designate by like notice similarly sent):

    ARIS:    ARIS Corporation
             6720 Fort Dent Way, Suite 250
             Seattle, WA  98188-2555
             Attn: General Counsel

    Client:  The Gates Rubber Company
             990 S. Broadway
             Denver, CO  80209
             Attention: John Alevras

    All notices given in accordance with the foregoing shall be deemed given when delivered in person, or three (3) days after being deposited in the United States mail in accordance with the foregoing.

25. PROVISION OF SERVICES
    The days and periods during which ARIS shall perform the Services shall be reasonably agreed between ARIS and Client. ARIS and Client agree that any days and periods for performing Services agreed to between the parties are approximate and may vary depending upon reasons outside the parties' control. In the event ARIS is not able to perform the Services during the days and periods agree to by the parties, ARIS will so notify Client at least thirty (30) days in advance. Client shall designate where Services are performed. Client shall be responsible for providing the hardware and all other necessary devices, peripheral or otherwise, to permit ARIS to perform the Services on Client premises.

    ARIS understands that time is of the essence in the performance of Services hereunder.

26. ASSIGNMENT OF ARIS PERSONNEL
    Client must approve the assignment of all ARIS personnel prior to an individual's assignment, which approval shall not be unreasonably withheld. Client reserves the right in its sole discretion to disapprove the continuing assignment of ARIS personnel provided hereunder. ARIS will remove any consultant performing work hereunder upon seven (7) days' prior written request by Client and shall use commercially reasonable efforts to provide a substitute consultant satisfactory to Client.

27. SUBCONTRACTORS
    ARIS's employment of subcontractors to perform Services hereunder shall be subject to the written approval of Client, which approval shall not be unreasonably withheld. The approval by Client of any subcontractor shall not release ARIS from any responsibility or liability in connection with said subcontractor. ARIS shall enter into written subcontracts with all approved subcontractors. All
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    subcontracts must contain confidentiality and Client ownership of materials provisions similar to those contained in this Agreement. Client shall be billed for subcontractor services and expenses on the same terms and at the same rates as for ARIS personnel.

28. NO WAIVER
    The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

29. ENTIRE AGREEMENT
    This Agreement constitutes the complete agreement between the parties and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. Neither this Agreement nor a Work Order or Purchase Order may be modified or amended except in writing signed by a duly authorized representative of each party:


The Effective Date of this Agreement shall be May 22, 1996.



The following individuals, by signing agree to enter into this consulting agreement and to be bound by its provisions.

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
ARIS CORPORATION                         CLIENT
Authorized Signature: //s// Kendal Kunz  Authorized Signature: //s// Randall S. Bednar

Name:  Kendal Kunz                Name:  Randall S. Bednar

Title: Vice President             Title: Vice President
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